                                                                     EXHIBIT 5.1

               [LETTERHEAD OF ORRICK, HERRINGTON & SUTCLIFFE LLP]

                                 March 29, 2006

BAS Securitization LLC
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina  28255

Re:      BAS Securitization LLC (Depositor)
         Registration Statement on Form S-3 (File No. 333-130613)
         --------------------------------------------------------

Ladies and Gentlemen:

We have acted as counsel for BAS Securitization LLC, a Delaware limited liability company, (the "Company") in connection with the preparation of the
Registration Statement on Form S-3 (the "Registration Statement"), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for registration by the Company of Asset Backed
Notes (the "Notes") and Asset Backed Certificates (the "Certificates", and
together with the Notes, the "Securities"). As described in the Registration
Statement, the Notes and the Certificates will be issued from time to time in series, with each series being issued by a trust (each, a "Trust") to be formed by the Company pursuant to a Trust Agreement between the Company and a trustee, a Pooling and Servicing Agreement (each, a "Pooling and Servicing Agreement")
among the Company, a trustee and the related servicer, as applicable, or a limited liability company (each, an "LLC") to be formed pursuant to a Limited
Liability Company Agreement (each, an "LLC Agreement") entered into by the
Company. For each series, the Notes will be issued pursuant to an Indenture
(each, an "Indenture") between the related Trust or LLC, as the case may be, and an indenture trustee and a Sale and Servicing Agreement (each, a "Sale and
Servicing Agreement") among the related Trust or LLC, as the case may be, the
Company and the related servicer, and the Certificates will be issued pursuant to a Trust Agreement or an LLC Agreement, as the case may be, and a Pooling and
Servicing Agreement.

         We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

         Based on such examination, we are of the opinion that, when the
Securities have been duly executed, authenticated and delivered in accordance with the applicable Indenture, Sale and Servicing Agreement or Pooling and
Servicing Agreement, and sold in the manner described in the Registration
Statement, any amendment thereto and the prospectus and prospectus supplement relating thereto, the Securities will be legally issued,

BAS Securitization LLC
March 29, 2006

fully paid and non-assessable, and the Notes will be binding obligations of the
Trust or LLC, as applicable, and the holders of the Securities will be entitled to the benefits of such applicable Indenture, Sale and Servicing Agreement or
Pooling and Servicing Agreement, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of our name wherever appearing in the
Registration Statement and the prospectus contained therein. In giving such consent, we do not admit that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Securities and Exchange
Commission issued thereunder, with respect to any part of the Registration
Statement, including this opinion as an exhibit or otherwise.

                                          Very truly yours,

                                          /s/ORRICK, HERRINGTON & SUTCLIFFE LLP
                                           ORRICK, HERRINGTON & SUTCLIFFE LLP